EXHIBIT 10.2

Mindspeed Technologies, Inc. has entered into an agreement with each of the following persons, which is substantially identical, except as set forth below, to the form of Employment Agreement filed as Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 3, 2008:

Najabat H. Bajwa

Raouf Y. Halim

Gerald J. Hamilton

The multiple set forth in Section 6(i)(B) of the Employment Agreement for Mr. Halim is three and the multiple set forth in Section 6(i)(B) of the Employment Agreement for the other persons is two.